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               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]


                                               Exhibits 8.1 and 23.2

                                               September 9, 1996



FCC National Bank
One Gateway Center
300 King Street
Wilmington, Delaware  19801

               Re:  Amendment No. 1 to Registration
                    Statement No. 333-02361 on
                    Form S-3 relating to
                    First Chicago Master Trust II
                    -----------------------------

Ladies and Gentlemen:

          In connection with the filing of Amendment No. 1 to Registration Statement No. 333-02361 on Form S-3 relating to First Chicago Master Trust II (the "Registration Statement") with the Securities and Exchange Commission contemporaneously herewith, you have requested our opinion regarding certain descriptions of income tax consequences contained in the prospectus (the "Prospectus") included in the Registration Statement.

          Our opinion is based on an examination of the Prospectus, the Pooling and Servicing Agreement, dated as of June 1, 1990, as amended to the date hereof, between FCC National Bank as Seller and Servicer and Norwest Bank Minnesota, National Association, as Trustee (the "Agreement"), the form of Series Supplement (the "Series Supplement"), and such other documents, instruments and information as we considered necessary. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition,
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FCC National Bank
September 9, 1996
Page 2

there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

          We also note that the Prospectus, the form of Series Supplement, and the Agreement do not relate to a specific transaction. Accordingly, the above-referenced description of income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

          Based on the foregoing, we hereby confirm that the statements in the Prospectus under the headings "Prospectus Summary-Tax Status," "Tax Matters," and "State and Local Taxation," subject to the qualifications set forth therein, accurately describe the material income tax consequences to holders of the offered Certificates, under existing law and the assumptions stated therein.

          We express no opinion with respect to the matters addressed in this letter other than as set forth above.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/  Skadden, Arps, Slate, Meagher & Flom